Starbucks Corporation

Welcome to the Starbucks Corporation
Stock Option Exchange Program Website

To proceed, click on your country flag:

Australia	Canada	Chile	China
Costa Rica	Germany	Hong Kong	Ireland
Netherlands	Puerto Rico	Singapore	Switzerland
Thailand	United Kingdom	United States	

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily, Monday – Friday, Pacific)

BNY MELLON
SHAREOWNER SERVICES

Starbucks Corporation

Offer to Exchange Certain Stock Options for New Stock Options

Information About the Exchange Offer

Starbucks, by an Offer to Exchange Certain Stock Options for New Stock Options (the "Exchange Offer"), is pleased to offer to our eligible partners the opportunity to voluntarily exchange eligible stock options for a lesser amount of new stock options with a lower exercise price. The Exchange Offer will remain open until 5:00 p.m., Pacific, on Friday, May 29, 2009 (or such later date as may apply if the Exchange Offer is extended).

The terms and conditions of the Exchange Offer are provided in the Offer to Exchange document and related documents. Before proceeding, you are encouraged to carefully read the Offer to Exchange document and the related documents by clicking on the links below.

- **Offer to Exchange document and related documents**
- **Supplemental FAQ**

To log in to your Exchange Offer account, please click on the "Continue" button.

Continue

These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.

Get ADOBE® READER®

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily, Monday – Friday, Pacific)

BNY MELLON
SHAREOWNER SERVICES

Starbucks Corporation

Offer to Exchange Certain Stock Options for New Stock Options

Login Screen

Enter your nine-digit Personal Identification Number ("PIN") below. Your PIN is provided in the cover letter from Howard Schultz, which is included in the Exchange Offer packet that was sent to you on May 1, 2009. Please do not enter spaces.

If you do not have your PIN, contact the BNY Mellon Shareowner Services Customer Service Center at the numbers below.

Continue

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily, Monday – Friday, Pacific)

BNY MELLON
SHAREOWNER SERVICES

Starbucks Corporation

Offer to Exchange Certain Stock Options for New Stock Options
Election Form

FIRST LAST
ADD1
ADD2
CITY FOREIGN ZIP
UNITED KINGDOM

Hello, FIRST. Below is a list of your current outstanding eligible stock option grants that may be surrendered for exchange in the Exchange Offer. Please read this election form carefully.

To make your exchange election, click on the "Exchange" or "Do Not Exchange" button for each eligible stock option grant and then click on "Submit." You are required to make an election for each stock option grant noted below. Please note, your election is NOT completed until you click on "Submit."

TO BE EFFECTIVE, THIS ELECTION FORM MUST BE SUBMITTED BEFORE THE EXPIRATION DEADLINE OF 5:00 P.M., PACIFIC, ON FRIDAY, MAY 29, 2009 (OR SUCH LATER DATE AS MAY APPLY IF THE EXCHANGE OFFER IS EXTENDED).

Eligible Stock Option Grant #	Grant ID	Grant Date	Total Number of Eligible Stock Options	Exercise Price	Exchange Ratio	Total Number of New Stock Options to Be Granted in Exchange*	Make ONE Election for Each Eligible Stock Option Grant
99999999	TESTINGID	4/19/2007	200	$22.8700	2.01 to 1	100	○ Exchange ○ Do Not Exchange
99999997	TESTINGID	11/17/2005	100	$30.4200	3.54 to 1	28	○ Exchange ○ Do Not Exchange
99999998	TESTINGID	11/21/2006	150	$36.7500	4.44 to 1	34	○ Exchange ○ Do Not Exchange

*Please note that Starbucks will not issue any fractional new stock options. The amounts in the column "Total Number of New Stock Options to Be Granted in Exchange" have been rounded to the nearest whole stock option (with greater than or equal to 0.5 being rounded up).

You may modify your election(s) at any time before expiration of the Exchange Offer. Your final election(s) received before the expiration deadline of the Exchange Offer will supersede any previous election(s).

☐ **By checking this box, I acknowledge that I have read and agree to all of the terms and conditions of the Exchange Offer.**

Agreement to Terms of Election

By electing to surrender my eligible stock options, I understand and agree to all of the following:

1. I surrender to Starbucks for exchange those eligible stock options specified in the table above (the stock option grants marked "Exchange") and understand that, upon acceptance by Starbucks, this election form will constitute a binding agreement between Starbucks and me, unless BNY Mellon Shareowner Services ("BNYMellon") receives a valid withdrawal election with respect to such eligible stock options before the Exchange Offer expires.

2. I understand that if I validly surrender eligible stock options for exchange, and such eligible stock options are accepted and cancelled, I will lose my rights to purchase any shares under such eligible stock options and I will receive in exchange a lesser amount of new stock options with a lower exercise price.

Click the "Submit" button below to proceed with your election.

[Submit]

Click on these links to view details of the Exchange Offer:

- Offer to Exchange document and related documents
- Supplemental FAQ

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily, Monday – Friday, Pacific)

BNY MELLON
SHAREOWNER SERVICES

Starbucks Corporation

Offer to Exchange Certain Stock Options for New Stock Options

Election Confirmation

Please print this page for your records
and/or document the confirmation number below.

FIRST LAST
ADD1
ADD2
CITY FOREIGN ZIP
UNITED KINGDOM

Confirmation#
111111111041709110714
4/17/2009 11:07:14 a.m. Pacific

Below is a list of your current outstanding eligible stock option grants that may be surrendered for exchange in the Exchange Offer. Your current election(s) is/are reflected below.

Eligible Stock Option Grant #	Grant ID	Grant Date	Total Number of Eligible Stock Options	Exercise Price	Exchange Ratio	Total Number of New Stock Options to Be Granted in Exchange*	Make ONE Election for Each Eligible Stock Option Grant
99999999	TESTINGID	4/19/2007	200	$22.8700	2.01 to 1	100	**Exchange**
99999997	TESTINGID	11/17/2005	100	$30.4200	3.54 to 1	28	**Exchange**
99999998	TESTINGID	11/21/2006	150	$36.7500	4.44 to 1	34	**Exchange**
You have elected to surrender 450 stock options. You will be granted 162 new stock options.							

*Please note that Starbucks will not issue any fractional new stock options. The amounts in the column "Total Number of New Stock Options to Be Granted in Exchange" have been rounded to the nearest whole stock option (with greater than or equal to 0.5 being rounded up).

Your new stock option grant packet will be delivered to you as soon as reasonably practicable following the new stock option grant date.

Please be advised that you cannot update your election(s) after the Exchange Offer expires at 5:00 p.m., Pacific, on Friday, May 29, 2009 (or such later date as may apply if the Exchange Offer is extended). However, you may log in to your Exchange Offer account at any time before the Exchange Offer expires to update your election(s). Your final election(s) in place at the time the Exchange Offer expires will supersede any previous election(s).

Thank you for participating in the Stock Option Exchange Program.

Log Out

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily, Monday – Friday, Pacific)

BNY MELLON
SHAREOWNER SERVICES

Starbucks Corporation

Offer to Exchange Certain Stock Options for New Stock Options

Election Summary/Change of Election

Welcome back, FIRST.

FIRST LAST
ADD1
ADD2
CITY FOREIGN ZIP
UNITED KINGDOM

Below is a list of your current eligible outstanding stock option grants that may be surrendered for exchange in the Exchange Offer. The election(s) in the table below were made on **4/17/2009 11:07:14 a.m. Pacific**. If you would like to change your election to withdraw previously surrendered eligible stock option grants or otherwise change your prior election to exchange one or more of your eligible stock option grants, you may do so by checking "Exchange" or "Do Not Exchange" next to each eligible stock option grant below that you wish to change. You must make an election (either "Exchange" or "Do Not Exchange") for each eligible stock option grant in the table below. If you do not make an election for each stock option grant noted in the table below, then your entire change of election will be rejected. Your updated election must be made before 5:00 p.m., Pacific, on Friday, May 29, 2009 (or such later date as may apply if the Exchange Offer is extended). Any change of election received after that time will not be accepted. However, you may log in to your Exchange Offer account at any time before the Exchange Offer expires to change your election(s). Your final election(s) in place at the time the Exchange Offer expires will supersede any previous election(s).

Eligible Stock Option Grant #	Grant ID	Grant Date	Total Number of Eligible Stock Options	Exercise Price	Exchange Ratio	Total Number of New Stock Options to Be Granted in Exchange*	Make ONE Election for Each Eligible Stock Option Grant
99999999	TESTINGID	4/19/2007	200	$22.8700	2.01 to 1	100	(●) Exchange ( ) Do Not Exchange
99999997	TESTINGID	11/17/2005	100	$30.4200	3.54 to 1	28	(●) Exchange ( ) Do Not Exchange
99999998	TESTINGID	11/21/2006	150	$36.7500	4.44 to 1	34	(●) Exchange ( ) Do Not Exchange
You have elected to surrender 450 stock options. You will be granted 162 new stock options.							

*Please note that Starbucks will not issue any fractional new stock options. The amounts in the column "Total Number of New Stock Options to Be Granted in Exchange" have been rounded to the nearest whole stock option (with greater than or equal to 0.5 being rounded up).

If you have elected to withdraw your prior election to surrender eligible stock options for exchange by checking "Do Not Exchange" next to the eligible stock option grant in the table above, you will not receive any new stock options for, and will continue to hold, the eligible stock options withdrawn from the Exchange Offer, which will continue to be governed by the terms and conditions of the applicable stock option agreement(s) relating to such stock options.

The eligible stock option grants that you have checked "Exchange" in the table above will be surrendered for exchange in the Exchange Offer and will be subject to the terms and conditions provided in the Offer to Exchange document and related documents.

By clicking the "Submit" button below, you represent and warrant that you have full power and authority to make the election(s) marked in the table above. Without limiting the foregoing, you also represent and warrant that either you are not married and do not have a registered domestic partner, your spouse or registered domestic partner has no community or other marital property rights in the eligible stock options or new stock options, or your spouse or registered domestic partner has consented to and agreed to be bound by your election(s). You further agree that, upon request, you will execute and deliver any additional documents deemed by Starbucks to be necessary or desirable in connection with your election(s).

Please be advised that you cannot update your election(s) after the Exchange Offer expires at 5:00 p.m., Pacific, on Friday, May 29, 2009 (or such later date as may apply if the Exchange Offer is extended). However, you may log in to your Exchange Offer account at any time before the Exchange Offer expires to update your election(s). Your final election(s) in place at the time the Exchange Offer expires will supersede any previous election(s).

[Submit] [Log Out]

Click on these links to view details of the Exchange Offer:

- Offer to Exchange document and related documents
- Supplemental FAQ

The Exchange Offer expires at 5:00 p.m., Pacific on Friday, May 29, 2009 (or such later date as may apply if the Exchange Offer is extended).

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily, Monday – Friday, Pacific)

BNY MELLON
SHAREOWNER SERVICES